EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233292 and 333-249324 on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the HarborOne 401(k) Plan for the year ended December 31, 2024

Canton, Massachusetts
June 27, 2025